Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-275243 on Form S-1 of our report dated May 15, 2023, relating to the financial statements of Sierra Parima S.A.S. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte RD, S.R.L.

Santo Domingo, Dominican Republic

November 28, 2023